[ __________ ] AMENDMENT TO LEASE
([ _____________ ])
THIS [ ________ ]AMENDMENT TO LEASE (the “Agreement”) is made and entered into as of April 1, 2017 (the “Effective Date”) by and among [ ________, a ________ ] (“Landlord”); [ ________, a ________ ] (“Tenant”); and GENESIS HEALTHCARE, INC. (f/k/a SKILLED HEALTHCARE GROUP, INC.), a Delaware corporation (“Guarantor”), with reference to the following Recitals:

R E C I T A L S:
A.Landlord and Tenant are parties to that certain [ Lease dated as of ______ ] (as amended, the “Lease”), with respect to that certain skilled nursing facility identified therein. All initially capitalized terms used herein shall have the same meanings given to such terms in the Lease, unless otherwise defined herein.
B.Pursuant to that certain [Guaranty of Lease dated as of ______ ] (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), Guarantor agreed to guaranty the obligations of Tenant under this Lease.
C.Tenant has requested that Landlord consent to the modification of certain terms of the Lease and Tenant and Landlord now desire to amend the Lease in accordance with the terms set forth herein.
A G R E E M E N T
NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment to Lease. The definition of “Base Rent” set forth in Section 2.1 of the Lease is hereby amended and restated in its entirety as follows:
“Base Rent:
(A)    During the period commencing on April 1, 2017 and ending on [ __________, 2017 ], Base Rent means an annual amount equal to [ __________ Dollars ($________) ]; provided, however, that commencing with the [ _______ (___) ]) Lease Year and continuing each Lease Year thereafter during the Initial Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator. For the purposes of determining the Base Rent payable for the [ _______ (___) ] Lease Year, the Base Rent for the

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immediately preceding Lease Year shall be deemed and construed to be [ $___________ ].
(B)     The Base Rent for the first year of each Renewal Term shall be an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator. Commencing with the second (2nd) Lease Year of any Renewal Term and continuing each Lease Year thereafter during such Renewal Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator.”
2.    Affirmation of Obligations.
(a)    Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its obligations under the Lease (as modified hereby) and all other documents executed by such party in connection therewith.
(b)    Notwithstanding the modifications to the Lease contained herein, Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein, shall mean such Lease or such terms or conditions as modified by this Agreement.
3.    Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
4.    Incorporation of Recitals. The Recitals to this Agreement are incorporated hereby by reference.
5.    Counterparts. This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.
6.    Attorneys’ Fees. Tenant hereby agrees to reimburse Landlord, within fifteen (15) days of written demand therefor, for all documented reasonable attorneys’ fees and costs incurred by Landlord in connection with the preparation and negotiation of this Agreement. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether

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any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.
7.    Effect of Amendment. Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Lease, the terms of this Agreement shall govern and prevail.
8.    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:
[ __________________, ]
a [ ___________________ ]

By:
Name:
Title:

GUARANTOR:

GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:
Name:
Title:

LANDLORD:

[ __________________, ]
a [ ___________________ ]

By:
Name:
Title:

73640.SIG    S-1